Filed Pursuant to Rule 424(b)(5)

Registration No. 333-269631

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 14, 2023)

BioRestorative Therapies, Inc.

678,125 Shares of Common Stock

We are offering to a limited number of investors 678,125 shares of our common stock, par value $0.0001 per share (“common stock”).

In a concurrent private placement (the “Warrant Private Placement”), we are also selling to the investors unregistered common stock warrants (the “Unregistered Warrants”) to purchase up to an aggregate of 508,592 shares of common stock (the “Unregistered Warrant Shares”). The Unregistered Warrants and Unregistered Warrant Shares (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Unregistered Warrants are exercisable commencing six months from the date of issuance until the five year anniversary of the date of issuance and have an exercise price of $2.75 per Unregistered Warrant Share.

We have retained Alere Financial Partners, LLC (a division of Cova Capital Partners, LLC) (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its best efforts to place the securities offered by this prospectus supplement. There is no requirement that any minimum amount of securities be sold. We have agreed to pay the Placement Agent the fee set forth in the table below.

	Per Share	Total
Public Offering Price(1)	$1.60	$1,085,000
Placement Agent Fee(2)	$0.096	$65,100
Proceeds, before expenses, to us(3)	$1.504	$1,019,900

(1)	The Public Offering Price, Placement Agent Fee and Proceeds, before expenses, to us presented in this table do not reflect our issuance and sale of the Unregistered Warrants pursuant to the Warrant Private Placement.
(2)	The Placement Agent will receive the above 6% fee only with respect to shares sold to investors who are introduced to the Company by the Placement Agent (“Placement Agent Investors”). With respect to investors other than Placement Agent Investors, the fee will be 4%. The Placement Agent will receive compensation in addition to the cash commission set forth above. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding the compensation payable to the Placement Agent.
(3)	The amount of the offering proceeds to us presented in this table does not take into account any proceeds from the exercise of any of the Unregistered Warrants being issued in the Warrant Private Placement. See note (2) above as to the amount of the Placement Agent Fee.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BRTX.” The last reported sales price of our shares of common stock on October 3, 2025 was $1.50 per share. The Unregistered Warrants being issued pursuant to the Warrant Private Placement are not and will not be listed for trading on any stock exchange or any other nationally recognized trading system.

The aggregate market value of our outstanding common stock held by non-affiliates (the “public float”) as of the date hereof pursuant to General Instruction I.B.6. of Form S-3 was approximately $12,339,869, which was calculated based upon 6,706,451 shares of our outstanding common stock held by non-affiliates at a price of $1.84 per share, the closing price of our common stock on August 29, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $2,011,249 of shares of common stock pursuant to General Instruction I.B.6 of Form S-3 and we are currently offering an additional $1,017,040 of shares of common stock pursuant to General Instruction I.B.6 of Form S-3.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 8, 2025.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Alere Financial Partners, LLC (a Division of Cova Capital Partners, LLC)

The date of this prospectus supplement is October 6, 2025.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell our securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find More Information.”

This prospectus supplement and the documents we incorporate by reference include references to our federally registered trademarks, BioRestorative Therapies and Dragonfly design, BRTX-100, ThermoStem and BRTX. The Dragonfly logo is also registered with the U.S. Copyright Office. This prospectus supplement and the documents we incorporate by reference also include references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the documents we incorporate by reference appear without the ®, SM or ™ symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (Registration No. 333-269631) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and the Placement Agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Placement Agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the Placement Agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Unless the context of this prospectus supplement indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its subsidiaries.

S-1

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	other factors and risks referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

Unless required by law or regulation, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

We develop therapeutic products, using cell and tissue protocols, primarily involving adult stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

●	Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures and who potentially face the prospect of surgery. We have received authorization from the FDA to commence a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have commenced such clinical trial through the execution of a contract research organization agreement with PRC Clinical, the execution of clinical trial site agreements, patient enrollment, the commencement of patient procedures, the purchase of manufacturing equipment and the expansion of our laboratory to include capabilities for clinical production. In March 2022, a United States patent related to our Disc/Spine Program was issued. We have been granted exclusive license rights with regard to the patent.

●	Metabolic Program (ThermoStem). We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. Patents related to the ThermoStem Program have been issued in the United States and other jurisdictions.

●	BioCosmeceuticals: We operate a commercial biocosmeceutical platform. Our current commercial product, formulated and manufactured as a third party contract manufacturer using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging biocosmeceuticals space.

We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our Phase 2 clinical trial with regard to BRTX-100.

S-3

Key Risks and Uncertainties

Our business is subject to numerous risks, as more fully described or incorporated by reference in the “Risk Factors” section beginning on page S-7 of this prospectus supplement. You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, among others:

Risks Related to Our Business Generally

●	We have a limited operating history; we have incurred substantial losses since inception; we expect to continue to incur losses for the near term; our Annual Report on Form 10-K for the year ended December 31, 2024 indicated that there is substantial doubt about our ability to continue as a going concern within the next twelve months from the date of its filing; the report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.
●	Even if we sell all of the securities offered by this prospectus supplement and the Warrant Private Placement, we will need to obtain a significant amount of financing to complete our clinical trials and implement our business plan.
●	We will need to enter into agreements in order to implement our business strategy.
●	We depend on our executive officers and on our ability to attract and retain additional qualified personnel.

Risks Related to Our Cell Therapy Product Development Efforts

●	Our future success is significantly dependent on the timely and successful development and commercialization of BRTX-100, our lead product candidate for the treatment of chronic lumbar disc disease; if we encounter delays or difficulties in the development of this product candidate, as well as any other product candidates, our business prospects would be significantly harmed.
●	We may experience delays and other difficulties in enrolling a sufficient number of patients in our clinical trials which could delay or prevent the receipt of necessary regulatory approvals.
●	The development of our cell therapy product candidates is subject to uncertainty because autologous cell therapy is inherently variable.
●	Any disruption to our access to the media (including cell culture media) and reagents we are using in the clinical development of our cell therapy product candidates could adversely affect our ability to perform clinical trials and seek future regulatory submissions.
●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our product candidates, which would prevent or delay regulatory approval and commercialization.
●	Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize a product candidate, and the approval may be for a narrower indication than we seek.
●	We may never obtain FDA approval for any of our product candidates in the United States and, even if we do, we may never obtain approval for or commercialize any of our product candidates in any foreign jurisdiction, which would limit our ability to realize our full market potential.
●	We presently lack manufacturing capabilities to produce our product candidates at commercial scale quantities and do not have an alternate manufacturing supply at this time, which could negatively impact our ability to meet any future demand for the products.
●	The commercial potential and profitability of our products are unknown and subject to significant risk and uncertainty.
●	We may have difficulties in sourcing brown adipose (fat) tissue.
●	If safety problems are encountered by us or others developing new stem cell-based therapies, our stem cell initiatives could be materially and adversely affected.

S-4

●	We are vulnerable to competition and technological change, and also to physicians’ inertia.
●	We have limited experience in the development and marketing of cell therapies and may be unsuccessful in our efforts to establish a profitable business.
●	Our cell therapy business is based on novel technologies that are inherently expensive, risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.
●	Our cell therapy product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated.
●	We may be subject to significant product liability claims and litigation, including potential exposure from the use of our product candidates in human subjects, and our insurance may be inadequate to cover claims that may arise.
●	Our internal computer systems, or those that are expected to be used by our clinical investigators, clinical research organizations or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of development programs for our product candidates.
●	Our inability to obtain reimbursement for our products and services from private and governmental insurers could negatively impact demand for our products and services.
●	Our activity as a contract manufacturer of biologic-based cosmetics could result in FDA enforcement for reasons outside of our control, which could disrupt the development of our own product candidates or harm our reputation.

Risks Related to Our Intellectual Property

●	We may not be able to protect our proprietary rights.
●	Changes to United States patent law may have a material adverse effect on our intellectual property rights.
●	In certain countries, patent holders may be required to grant compulsory licenses, which would likely have a significant and detrimental effect on any future revenues in such country.

Risks Related to Government Regulation

●	Even if we obtain regulatory approval for a product candidate, our products will remain subject to regulatory oversight.
●	We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
●	The failure to receive regulatory approvals for our cell therapy product candidates would likely have a material and adverse effect on our business and prospects.
●	If we are unable to conduct clinical studies in accordance with regulations and accepted standards, we may be delayed in receiving, or may never receive, regulatory approvals of our product candidates from the FDA and other regulatory authorities.
●	Health care companies have been the subjects of federal and state investigations, and we could become subject to investigations in the future.
●	It is uncertain to what extent the government, private health insurers and third-party payors will approve coverage or provide reimbursement for the therapies and products to which our services relate. Availability for such reimbursement may be further limited by reductions in Medicare, Medicaid and other federal healthcare program funding in the United States.
●	Competitor companies or hospitals in the European Union (“EU”) may be able to take advantage of EU rules permitting sales of unlicensed medicines for individual patients to sell competing products without a marketing authorization.

Corporate Information

We are a Nevada corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus supplement and is not incorporated into this prospectus supplement by reference. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

S-5

THE OFFERING

Issuer	BioRestorative Therapies, Inc.

Common Stock Offered	678,125 shares.

Warrant Private Placement	In the Warrant Private Placement, we are also selling to the investors Unregistered Warrants to purchase up to 508,592 Unregistered Warrant Shares. The Unregistered Warrants and the Unregistered Warrant Shares are not being registered under the Securities Act, are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Unregistered Warrants are exercisable effective six months from the date of issuance until the five year anniversary of the date of issuance and have an exercise price of $2.75 per Unregistered Warrant Share. See “Warrant Private Placement” on page S-13 of this prospectus supplement for a more complete description of the Unregistered Warrants.

Common Stock to Be Outstanding Immediately Following the Sale of all of the Shares Offered Hereby	8,656,242 shares, assuming no exercise of the Unregistered Warrants; 9,164,834 shares assuming full exercise of the Unregistered Warrants.

Use of Proceeds	We expect to receive net proceeds of approximately $938,000 from this offering (assuming that all of the shares offered hereby are sold), excluding the proceeds, if any, from the exercise of the Unregistered Warrants and after deducting the Placement Agent’s fee (assuming that the fee is payable as discussed under “Plan of Distribution” on page S-14 of this prospectus supplement) and estimated offering expenses payable by us. We intend to use the net proceeds from this offering in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Placement Agent Warrant	Upon the closing of this offering, we have agreed to issue to the Placement Agent, Alere Financial Partners, LLC (a division of Cova Capital Partners, LLC), a warrant exercisable effective six months from the closing of this offering until the five year anniversary of the closing of this offering entitling the Placement Agent to purchase up to 6% of the number of shares sold in this offering to Placement Agent Investors (up to 4% of the number of shares sold in this offering to investors other than Placement Agent Investors), at a per share exercise price of $2.75 (the “Placement Agent Warrant”).

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“BRTX”

The number of shares of our common stock to be outstanding after this offering is based on 7,978,117 shares of our common stock outstanding as of October 6, 2025, and excludes, as of that date, the following:

●	1,398,158 shares of our common stock issuable upon the conversion of 1,398,158 shares of Series B preferred stock;

●	3,951,384 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.21 per share;

●	5,262,973 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $2.58 per share;

●	4,267,230 shares of our common stock reserved for future issuance pursuant to future awards granted under our 2021 Stock Incentive Plan;

●	the 508,592 Unregistered Warrant Shares issuable upon exercise of the Unregistered Warrants; and

●	the 35,062 shares of our common stock issuable upon exercise of the Placement Agent Warrant.

S-6

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use the net proceeds of this offering in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

There is no assurance that an active trading market for our common stock will be sustained.

Our common stock is listed on Nasdaq. However, no assurance can be given that an active market for our common stock will be sustained. In addition, although there have been market makers in our common stock, we cannot assure that these market makers will continue to make a market in our securities or that other factors outside of our control will not cause them to stop market making in our securities. Making a market in securities involves maintaining bid and ask quotations and being able to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Furthermore, the development and maintenance of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. Market makers are not required to maintain a continuous two-sided market, are required to honor firm quotations for only a limited number of securities, and are free to withdraw firm quotations at any time. Even with a market maker, factors such as our past losses from operations and the small size of our company mean that there can be no assurance of an active and liquid market for our securities developing in the foreseeable future. Even if there is a market for our securities, we cannot assure that you will be able to resell your shares at any price.

Our stock price may fluctuate significantly and be highly volatile and this may make it difficult for you to resell our shares at the volume, prices and times you find attractive.

The market price of our common stock may be subject to significant fluctuations and be highly volatile, which may make it difficult for you to resell our shares at the volume, prices and times you find attractive. There are many factors that will impact our stock price and trading volume, including, but not limited to, the factors listed in this “Risk Factors” section.

Stock markets, in general, experience significant price and volume volatility, and the market price of our securities may continue to be subject to such market fluctuations that may be unrelated to our operating performance and prospects. Increased market volatility and fluctuations could result in a substantial decline in the market price of our shares.

S-7

There may be significant future issuances or resales of our common stock which may materially and adversely dilute your ownership interest and affect the market price of our shares.

We currently have authorization to issue up to 75,000,000 shares of common stock of which, as of October 6, 2025, 7,978,117 shares were issued and outstanding. We are not restricted from issuing additional shares of our common stock in the future, including securities convertible into, or exchangeable or exercisable for, shares of our common stock. In addition, there are 1,398,158 shares of Series B preferred stock issued and outstanding. Such shares are convertible under certain circumstances into an equal number of shares of common stock.

Pursuant to our November 2021 public offering of securities, we issued warrants for the purchase of an aggregate of 2,645,000 shares of common stock (of which warrants for the purchase of 970,000 shares of common stock remain outstanding) as well as underwriter warrants for the purchase of 235,970 shares of common stock. We have an effective registration statement on Form S-3 under the Securities Act registering the issuance of such shares. The shares issuable pursuant to the registration statement on Form S-3 will be freely tradable in the public market, except for shares held by affiliates. In addition, pursuant to agreements entered into with holders of certain warrants, we issued an aggregate of 2,213,525 shares of common stock and warrants for the purchase of an aggregate of 2,513,686 shares of common stock and are obligated to issue an additional 1,138,055 shares of common stock that are being held in abeyance due to the holder’s maximum beneficial ownership limitation. We have registered the resale of the shares of common stock issuable upon the exercise of such warrants. The issuance of shares of common stock upon exercise of the above warrants would dilute the ownership of our stockholders.

We also have effective registration statements on Form S-8 under the Securities Act registering an aggregate of 6,850,000 shares of our common stock issuable under our 2021 Stock Incentive Plan. Our Board and stockholders have approved an increase in the number of shares issuable under the 2021 Stock Incentive Plan to 9,850,000. We intend to file a registration statement on Form S-8 under the Securities Act registering such additional 3,000,000 shares of our common stock under the 2021 Stock Incentive Plan. As of October 6, 2025, options to purchase 5,262,973 shares of our common stock were outstanding under the 2021 Plan. The shares issuable pursuant to the registration statements on Form S-8 will be freely tradable in the public market, except for shares held by affiliates. We may include a resale prospectus in our registration statement on Form S-8 with regard to the 2021 Plan covering the resale of the shares issuable to Lance Alstodt and Francisco Silva, our Chief Executive Officer and Vice President, Research and Development, respectively (and other affiliates), upon their exercise of options held by them and with regard to shares of our common stock issued to them upon the vesting of restricted stock units. The resale of such shares will be currently subject to the volume limitations imposed by Rule 144. The issuance of shares of our common stock pursuant to our 2021 Stock Incentive Plan would dilute the ownership of our stockholders.

Further, we have an effective shelf registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus are a part, registering $75,000,000 of our equity and debt securities. Pursuant to the requirements of Form S-3, we currently may sell pursuant to such Form S-3, during any 12 month period, securities having an aggregate market value of not more than one-third of the aggregate market value of the shares of our common stock held by non-affiliates. As of October 6, 2025, the aggregate market value of shares of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $12,339,869.

The sale of a substantial number of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock, whether directly by us in future offerings or by our existing securityholders in the secondary market, the perception that such issuances or resales could occur or the availability for future issuances or resale of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock could materially and adversely affect the market price of our securities and our ability to raise capital through future offerings of equity or equity-related securities on attractive terms or at all.

In addition, our Board of Directors is authorized to designate and issue 18,456,842 shares of preferred stock without further stockholder approval, containing such rights and preferences as our Board of Directors shall determine. We may also issue other equity and equity-related securities that are senior to our common stock in the future for a number of reasons, including, without limitation, to support operations and growth, and to comply with any future changes in regulatory standards.

S-8

Anti-takeover provisions and the regulations to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to you.

We are incorporated in Nevada. Anti-takeover provisions in Nevada law and our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us and may prevent you from receiving a premium for your shares. Our certificate of incorporation provides that our Board of Directors may issue up to 20,000,000 shares of preferred stock, in one or more series, without stockholder approval and with such terms, preferences, rights and privileges as the Board of Directors may deem appropriate. Of such 20,000,000 authorized shares, 1,398,158 shares of Series B preferred stock are issued and outstanding. These provisions and other factors may hinder or prevent a change in control, even if the change in control would be perceived as beneficial to, or sought by, you.

Our common stock is classified as a “penny stock;” the restrictions of the penny stock regulations of the SEC may result in less liquidity for our common stock.

The SEC has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The market price for shares of our common stock is currently below $5.00 and we do not satisfy any of the exceptions to the SEC’s definition of penny stock. Accordingly, our common stock is currently classified as a penny stock. As a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our shares.

We cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Although the market price of our common stock satisfied the initial listing minimum bid price requirement for Nasdaq, there can be no assurance that the market price of our common stock will remain at the $1.00 per share level required for continuing compliance with that requirement. There are many factors, such as negative financial or operational results, that could adversely affect the market price of our common stock and jeopardize our ability to maintain Nasdaq’s minimum bid price requirement.

The market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that our Nasdaq listing has helped generate greater and broader investor interest, including institutional investors, there can be no assurances in that regard. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

We are selling the shares offered in this prospectus on a “best efforts” basis and may not be able to sell any or all of the shares offered herein. There is no requirement that any minimum amount of securities be sold.

We have engaged Alere Financial Partners, LLC (a division of Cova Capital Partners, LLC) to act as our placement agent in connection with this offering. While Alere Financial Partners, LLC (a division of Cova Capital Partners, LLC) will use its best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the shares. Consequently, there is no guarantee that we will be capable of selling all, or any, of the shares being offered hereby. There is no requirement that any minimum amount of securities be sold.

We pay no dividends.

We have never paid cash dividends in the past, and currently do not intend to pay any cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our common stock.

S-9

USE OF PROCEEDS

We expect to receive net proceeds of approximately $938,000 from this offering (assuming that all of the shares offered hereby are sold), excluding the proceeds, if any, from the exercise of the Unregistered Warrants and after deducting the Placement Agent’s fee and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program, the development of our commercial biocosmeceuticals platform and for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

S-10

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2025 was approximately $4.3 million, or $0.53 per share of common stock.

After giving effect to the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of $1,085,000 at an offering price of $1.60 per share, and after deducting the Placement Agent fee assumed to be paid as discussed under “Plan of Distribution” on page S-14 of this prospectus supplement and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2025 would have been approximately $5.2 million, or $0.60 per share of common stock. This represents an increase in the net tangible book value per share to our existing stockholders of $0.07 per share and an immediate dilution in net tangible book value of $1.00 per share to new investors.

The following table illustrates this per share dilution:

Offering price per share		$1.60
Net tangible book value per share as of June 30, 2025	$0.53
Increase per share attributable to this offering	$0.07
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$0.60
Dilution per share to new investors purchasing shares in this offering		$1.00

The foregoing table and discussion are based on 7,978,117 shares of our common stock outstanding as of June 30, 2025 and excludes, as of June 30, 2025, (i) outstanding warrants to purchase up to 3,951,384 shares of our common stock at a weighted average exercise price of $5.21 per share; (ii) outstanding options to purchase up to 5,262,973 shares of our common stock at a weighted average exercise price of $2.58 per share; (iii) 1,398,158 shares of Series B preferred stock convertible into an equal number of shares of our common stock at a conversion price of $10.00 per share; and (iv) 1,138,055 shares of our common stock held in abeyance in connection with a warrant exercise (due to beneficial ownership limitations). The foregoing table also excludes the Unregistered Warrants and the Placement Agent Warrant and the proceeds, if any, from the exercise of the Unregistered Warrants and the Placement Agent Warrant. To the extent that warrants and options are exercised, Series B preferred stock is converted and shares held in abeyance are issued, there may be further dilution to new investors.

S-11

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering our shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Securities We May Offer - Common Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “BRTX.” Our transfer agent is Transhare Corporation.

S-12

WARRANT PRIVATE PLACEMENT

In the Warrant Private Placement closing concurrently with this offering, we are selling Unregistered Warrants to purchase up to 508,592 shares of our common stock. For each share of our common stock sold in this offering, an accompanying Unregistered Warrant to purchase 75% of the shares of common stock purchased by such investor will be issued to the investor thereof. Each Unregistered Warrant will be exercisable for one share of our common stock at an exercise price of $2.75 per share and will be exercisable effective six months from the date of issuance until the five year anniversary of the date of issuance.

The Unregistered Warrants and Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Unregistered Warrants and Unregistered Warrant Shares are being offered pursuant to the exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Accordingly, the investors in the Warrant Private Placement may sell the Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

If, at the time a holder exercises its Unregistered Warrants, a registration statement registering the resale of the Unregistered Warrant Shares under the Securities Act is not in effect, then, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to make a cashless exercise of the Unregistered Warrants and receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Unregistered Warrants. No fractional shares will be issued upon the exercise of the Unregistered Warrants. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the market price of our common stock or round up to the next whole share.

A holder will not have the right to exercise its portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants.

In certain circumstances, upon a fundamental transaction (as described in the Unregistered Warrants, and generally including any merger in which we are not the surviving entity; the sale of all or substantially all of our assets; any tender offer or exchange offer pursuant to which the holders of at least 50% of the combined voting power of all classes of our stock accept such offer; and any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, property or cash), the holders of Unregistered Warrants will be entitled to receive, upon exercise of the Unregistered Warrants, the kind and amount of securities or other consideration that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.

If the last reported sale price of our common stock is greater than $5.00 per share for any ten consecutive trading days, we may redeem each holder’s Unregistered Warrants for an aggregate redemption price of $1.00. We shall be required to give at least 30 days prior written notice of the redemption date. The holders of the Unregistered Warrants may be exercise the Unregistered Warrants during this notice period and prior to the redemption date.

Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Unregistered Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Unregistered Warrants.

The Unregistered Warrants are not and will not be listed for trading on any securities exchange or any other nationally recognized trading system.

S-13

PLAN OF DISTRIBUTION

Alere Financial Partners, LLC (a division of Cova Capital Partners, LLC) has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the engagement letter, dated August 11, 2025. The Placement Agent is not purchasing or selling any of the shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares, but have agreed to use its best efforts to arrange for the sale of all of the shares offered hereby (as well as the Unregistered Warrants pursuant to the Warrant Private Placement). We have entered into subscription agreements directly with investors in connection with this offering and no assurances can be given that we will sell the entire amount of shares offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay to the Placement Agent a cash fee of 6% of the aggregate purchase price of our shares of common stock sold in this offering to Placement Agent Investors and 4% of the aggregate purchase price of our shares of common stock sold in this offering to investors other than Placement Agent Investors, or $56,100 based upon the assumption that $635,000 of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are sold to Placement Agent Investors and that the remaining $450,000 of such shares are sold to investors other than Placement Agent Investors.

In addition, at the closing of this offering, we have agreed to issue to the Placement Agent a warrant exercisable effective six months from the date of issuance until the five year anniversary of the date of issuance entitling the Placement Agent to purchase up to 6% of the number of shares of our common stock sold in this offering to Placement Agent Investors or 4% of the number of shares of our common stock sold in this offering to investors other than Placement Agent Investors, or up to 35,062 shares based upon the assumption that $635,000 of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are sold to Placement Agent Investors and that the remaining $450,000 of such shares are sold to investors other than Placement Agent Investors, at a per share exercise price of $2.75.

The following table shows the per share and total cash Placement Agent’s fee we will pay to the Placement Agent in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Public Offering Price(1)	$1.60	$1,085,000
Placement Agent Fee(2)	$0.096	$65,100
Proceeds, before expenses, to us(3)	$1.504	$1,019,900

(1)	The Public Offering Price, Placement Agent Fee and Proceeds, before expenses, to us presented in this table do not reflect our issuance and sale of the Unregistered Warrants pursuant to the Warrant Private Placement.
(2)	The Placement Agent will receive the above 6% fee only with respect to shares sold to Placement Agent Investors. With respect to investors other than Placement Agent Investors, the fee will be 4%. The Placement Agent will receive compensation in addition to the cash commission set forth above, as discussed in this “Plan of Distribution” section.
(3)	The amount of the offering proceeds to us presented in this table does not take into account any proceeds from the exercise of any of the Unregistered Warrants being issued in the Warrant Private Placement. See note (2) above as to the amount of the Placement Agent Fee.

We estimate that the total expenses of the offering payable by us, excluding the Placement Agent fee, will be approximately $91,300, which includes approximately $8,300 of legal fees and other expenses that we have agreed to reimburse the Placement Agent in connection with this offering.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the shares offered hereby to any accounts over which it has discretionary authority.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “BRTX.”

S-14

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the issuance of the shares to be offered by this prospectus supplement will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of October 6, 2025, Certilman Balin Adler & Hyman, LLP owned 41 shares of our common stock. Quick Law Group P.C., Boulder, Colorado, is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2024 and 2023, incorporated by reference into this prospectus supplement and in the registration statement, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement and the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

S-15

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference into this prospectus supplement and the accompanying prospectus (Commission File No. 001-37603):

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025;

●	our Current Report on Form 8-K filed with the SEC on April 21, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 12, 2025;

●	our Current Report on Form 8-K filed with the SEC on September 25, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, excluding exhibits to these documents unless the exhibits are specifically incorporated by reference into such documents. You should direct any requests for documents to:

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

Attention: Secretary

S-16

PROSPECTUS

BIORESTORATIVE THERAPIES, INC.

$75,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The aggregate initial offering price of all securities sold under this prospectus by us will not exceed $75,000,000.

This prospectus describes the general terms of our securities and the general manner in which our securities will be offered by us. We will provide the specific terms of these offerings in supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may offer securities in amounts, at prices and on terms determined at the time of offering. Our securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BRTX.”

As of February 6, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $8,900,824, based on 3,679,847 shares of common stock outstanding, of which 2,889,878 shares were held by non-affiliates, and a price of $3.08 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 6, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 14, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount not to exceed $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we authorize for use in connection with this offering and the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectuses that we authorize for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Obtain More Information.” As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Obtain More Information.”

Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its subsidiaries.

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WHERE YOU CAN OBTAIN MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules.

●	Our Annual Report on Form 10-K for the year ended December 31, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022;

●	Our Current Report on Form 8-K filed on September 13, 2022;

●	Our Current Report on Form 8-K filed on November 9, 2022;

●	Our Current Report on Form 8-K filed on January 5, 2023;

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021 (File No. 001-37603), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any prospectus supplement or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement except as so modified or superseded.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

Attention: Secretary

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Factors That May Affect Future Results and Financial Condition” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also refer to the section below entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in or incorporated by reference into this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;

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●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our securities; and
●	other factors and risks referred to under “Risk Factors” on page 3 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

THE COMPANY

We develop therapeutic products, using cell and tissue protocols, primarily involving adult stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

●	Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures and who potentially face the prospect of surgery. We have received authorization from the FDA to commence a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have commenced such clinical trial through the execution of a CRO agreement with PRC Clinical, the execution of clinical trial site agreements, patient enrollment, the commencement of patient procedures, the purchase of manufacturing equipment and the expansion of our laboratory to include capabilities for clinical production. In March 2022, a United States patent related to BRTX-100 was issued. We have been granted excusive license rights with regard to the patent.

●	Metabolic Program (ThermoStem). We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue, or BAT. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. Patents related to the ThermoStem Program have been issued in the United States and other jurisdictions.

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We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our Phase 2 clinical trial with regard to BRTX-100.

The patents and patent applications for the Disc/Spine Program, the ThermoStem Program and the curved needle device are listed under “Business - Technology; Research and Development” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated herein by reference.

We are a Nevada corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be used for general corporate purposes and working capital, including in connection with our clinical trials with respect to BRTX-100, pre-clinical research and development with respect to our ThermoStem Program and other business initiatives.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer from time to time. These summary descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our amended and restated articles of incorporation, which we refer to as our charter, and our bylaws, each as amended to date. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

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Authorization

Our authorized capital stock consists of 95,000,000 shares of capital stock. We are authorized to issue 75,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

As of February 6, 2023, there were 3,679,847 shares of common stock issued and outstanding and 1,543,158 shares of Series B preferred stock issued and outstanding.

Common Stock

Dividend Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board of Directors out of funds legally available therefor.

Voting Rights. Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by stockholders.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue from time to time the authorized preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

●	the distinctive designation of each series and the number of shares that will constitute the series;

●	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

●	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

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●	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

●	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

●	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and

●	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.

Warrants

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Debt Securities

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

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The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

●	the title and form of the debt securities;

●	the ranking of the debt securities as compared to other debt;

●	the aggregate principal amount of the debt securities or the series of which they are a part;

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●	the person or persons to whom any principal or interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which the debt securities may be convertible into other securities;

●	whether the debt securities are entitled to the benefit of any sinking fund;

●	the identity of the trustee;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	whether the debt securities are defeasible and the terms of such defeasance; and

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Certain Provisions Having Potential Anti-Takeover Effects

General. The following is a summary of the material provisions of the Nevada Revised Statues, which we refer to as the NRS, and our charter and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

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Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s consolidated assets, more than 5% of the aggregate market value of outstanding shares of the corporation or more than 10% of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the adoption of the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding two years the beneficial owner of more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the Board of Directors before the person first became an interested stockholder, or unless the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions, a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors; “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Company has not opted out of this statute.

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Authorized But Unissued Shares. Nevada law does not require stockholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock. Under the terms of our charter, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a stockholder vote on specific issues. However, the ability of our Board of Directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control, as described above under “Description of Securities We May Offer — Preferred Stock.”

Classified Board. We have a classified Board of Directors consisting of three classes of directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of our Board more difficult, and thus a potential change in control may be a lengthier process. The existence of our classified Board reduces the possibility that a third party could effect an unsolicited change in control of our Board. Since our classified Board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding common stock, the existence of our classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Our classified Board will likely allow management, if confronted by a proposal from a third party who has acquired a block of our common stock, sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for our stockholders.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors or the Chairman of the Board.

Filling Vacancies. Vacancies occurring in our Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.

Removal of Directors by Stockholders. Under the terms of our charter, stockholders may remove directors with or without cause with the affirmative vote of holders of 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class.

Amendment of Bylaws. Our bylaws may be amended by our Board of Directors or by the holders of at least 75% of the voting power of our company.

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Amendment of Certain Charter Provisions. Under the terms of our charter, amending certain charter provisions requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The provisions subject to such heightened requirement include those relating to stockholder action by written consent, the calling of special meetings, board classification, the filling of board vacancies, the removal of directors and the ability to amend our bylaws, among others.

Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our Board of Directors, and stockholder proposals for business.

Stockholder Nominees; Stockholder Proposals.

In order for a stockholder to nominate a candidate for director at, or bring any business before, an annual meeting of stockholders, under our bylaws, timely notice of the nomination or business must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely a stockholder’s notice must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

The stockholder sending the notice of nomination or proposed business must describe various matters, including the following:

●	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

●	(i) the name and address of such stockholder, as they appear on our books and of such beneficial owner or Control Person (as defined in our bylaws), if any, (ii) the number of our shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect personal or other interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of our stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of our stock, and a representation that the stockholder will notify us in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

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Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our stockholders for damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our stockholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the NRS, and (iv) any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

Section 78.7502(1) of the NRS provides that a corporation may, and our charter and bylaws provide that we shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or an Action, by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, or the Indemnified Party, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in respect of any Actions by or in our right if the Indemnified Party shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable to us, unless and only to the extent that the court shall determine that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity.

Under the NRS, the directors have a fiduciary duty to us that is not eliminated by this provision of our charter and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the NRS for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or involve intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the NRS. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Furthermore, Section 78.7502(3) of the NRS provides that determination of an Indemnified Party’s eligibility for indemnification by us shall be made on a case-by-case basis by: (i) the stockholders; (ii) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) independent legal counsel’s written opinion if: (1) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (2) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Lastly, Section 78.752(1) of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements with respect to liability arising out of the actions or omissions of directors, officers, employees or agents in their capacity or status as such, whether or not the corporation has the authority to indemnify him against such liability.

Our charter provides that, to the fullest extent permitted by the NRS, no director or officer shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the NRS currently in effect or as the same may be amended. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. No repeal or modification of this provision of our charter will apply to or have any effect on the liability or alleged liability of any of our directors or officers for or with respect to any acts or omissions of such directors or officers occurring prior to such repeal or modification.

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Our bylaws provide that we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by our charter and the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation.

PLAN OF DISTRIBUTION

We may use this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize for use in connection with this offering to sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities (1) through one or more underwriters or dealers, (2) through one or more agents, and/or (3) directly to one or more purchasers. We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our securities from time to time. We will name in a prospectus supplement any underwriter, dealer or agent involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be customers of, or may engage in transactions with or perform services for, us in the ordinary course of business.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

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If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we, or the purchasers of our securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Our common stock is listed for trading on the Nasdaq Capital Market. We may elect to list any other security we offer on an exchange, but we are not obligated to do so. To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of February 6, 2023, members of Certilman Balin Adler & Hyman, LLP owned 41 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 have been incorporated by reference in this prospectus in reliance upon the report of Friedman LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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